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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF PLATINUM technology, inc.
                   -----------------------------------------

                                                             Jurisdiction of
Entity                                                       Incorporation
------                                                       -------------

Reltech Group, Inc.                                          Delaware

Trinzic Corporation                                          Delaware
     Channel Computing                                       California
     Trinzic UK Ltd.                                         United Kingdom
     Trinzic Sarl                                            France
     Trinzic Deutschland GmbH                                Germany
     Trinzic Benelux NV                                      Belgium
     Trinzic Australasia pty Ltd.                            Australia
     Trinzic Europe BV                                       Belgium
     Trinzic International Ltd.                              United Kingdom
     AICorp Netherlands BV                                   Netherlands
     Aion SA                                                 France
     Aion SARL                                               France
     TDG Software GmbH                                       Germany
     AICorp Canada, Inc.                                     Ontario, Canada

Answer Systems, Inc.                                         California

Altai, Inc.                                                  Texas
     Altai Software France SARL                              France
     Altai Software UK Ltd.                                  United Kingdom
     Altai Software Canada Inc.                              Ontario, Canada

PLATINUM Solutions, Inc.                                     California
     Uniform Software Systems, Inc.                          California
     Locus Computing Corporation Ltd.                        United Kingdom
     I&S Informationstechnik and Services GmbH               Germany

Software Interfaces, Inc.                                    Texas
     Software Interfaces Q.T.B.V.                            The Netherlands

Softool Corporation                                          California
     Softool Limited                                         United Kingdom
     Softool GmbH                                            Germany
     Softool Technologies SARL                               France

AIB Software, Inc.                                           Maryland

Protellicess Software, Inc.                                  California

PLATINUM Air, Inc.                                           Illinois

Advanced System Technologies, Inc.                           Colorado


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Prodea Software Corporation                                  Minnesota

Browning & Clements, Inc.                                    Illinois

QED Information Sciences, Inc.                               Delaware

Axis Systems International, Inc.                             New York

Paradigm Systems Corporation of America                      New York
     Paradigm Systems Corporation of New York                New York
     Paradigm Systems Corporation of America                 Delaware
     Paradigm Systems Corporation of America - Washington    Washington
     TSI of New York                                         New York
     Rubicon Software, Inc.                                  California
     Paradigm Systems Brazil Comercioe Representacoes Ltd.   Brazil

Grateful Data, Inc.                                          California

VREAM, Inc.                                                  Illinois

GEJAC, Inc.                                                  Maryland
     GEJAC UK Limited                                        United Kingdom
     GEJAC International B.V.                                Netherlands

PLATINUM Holdings I, Inc.                                    Delaware

PLATINUM Holdings II, Inc.                                   Delaware

PLATINUM Applications Solutions, Inc.                        Massachusetts

PLATINUM technology Financial Services, Inc.                 Delaware

PLATINUM Internet Advance Group, Inc.                        Illinois

PLATINUM technology AG                                       Switzerland

PLATINUM technology Australia Pty. Limited                   Australia

PLATINUM technology B.V.                                     Netherlands

PLATINUM technology Denmark A-S                              Denmark

PLATINUM technology GesmbH                                   Austria

PLATINUM technology GmbH                                     Germany

PLATINUM technology Finland Oy                               Finland

Platinum Technology International, Inc.                      US Virgin Islands

PLATINUM technology NV                                       Belgium

PLATINUM technology S.r.l.                                   Italy


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PLATINUM technology Software SL                              Spain

PLATINUM technology Sweden AB                                Sweden

PLATINUM technology UK Limited                               United Kingdom

Echo-Soft Technologies Sarl                                  France

Krystal Software S.A. and STARTUP Software Sarl              France

PLATINUM technology Snd Bnd                                  Malaysia

PLATINUM technology Norway AS                                Norway

PLATINUM technology Limited                                  Hong Kong

PLATINUM technology Pte. Ltd.                                Singapore

PLATINUM technology Pty. Ltd.                                South Africa

PLATINUM technology KK                                       Japan

DB Tech/Symbiosis                                            United Kingdom

Australian Technology Resources Pty Limited                  Australia